UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

TERRA INCOME FUND 6, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)
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805 Third Avenue, 8th Floor
New York, NY 10022
(212) 753-5100
January 27, 2017
Dear Stockholder:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Meeting”) of Terra Income Fund 6, Inc. (the “Company”) to be held on Thursday, March 23, 2017 at 11:00 a.m., Eastern Time at the Company’s principal executive offices, located at 805 Third Avenue, 8th Floor, New York, NY 10022. Prior to the Meeting, you will be able to vote electronically at www.AALvote.com/tif6 or by calling 1-866-804-9616.
The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provides an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to: (i) elect one class of directors of the Company; (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017; and (iii) to transact such other business that may properly come before the Meeting. Details of the business to be conducted at the Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. I, along with other members of the Company’s management, will be available to respond to stockholders’ questions.
It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone prior to the Meeting as described in the Proxy Statement and on the enclosed proxy card.
Your vote and participation in the governance of the Company is very important to us.
Sincerely yours,
/s/ Bruce D. Batkin

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on MARCH 23, 2017
Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as amended, are available on the Internet through our website at http://www.viewproxy.com/www/tcp-us/2017.
The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:
•
The date, time and location of the Meeting;

•
A list of the matters intended to be acted on and our recommendations regarding those matters; and

•
Any control/identification numbers that you need to access your proxy card.

805 Third Avenue, 8th Floor
New York, NY 10022
(212) 753-5100

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To be Held on March 23, 2017, 11:00 a.m., Eastern Time

To the Stockholders of Terra Income Fund 6, Inc.:
The 2017 Annual Meeting of Stockholders (the “Meeting”) of Terra Income Fund 6, Inc. (the “Company”) will be held on Thursday, March 23, 2017 at 11:00 a.m., Eastern Time at the Company’s principal executive offices, located at 805 Third Avenue, 8th Floor, New York, NY 10022. Prior to the Meeting, you may vote your shares electronically at www.AALvote.com/tif6 or by calling 1-866-804-9616. You must have your 12-Digit Control Number in order to vote. The Meeting will be held for the following purposes:
1.
To elect two members of the board of directors of the Company, who will serve for a term of three years and until their successors are duly elected and qualified;

2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017; and

3.
To transact such other business as may properly come before the Meeting.

You have the right to receive notice of and to vote prior to the Meeting if you were a stockholder of record at the close of business on January 26, 2017. If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. Thank you for your support of Terra Income Fund 6, Inc.
Sincerely yours,
/s/ Gregory M. Pinkus

Secretary
New York, NY
January 27, 2017
This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or vote by telephone or through the Internet.

805 Third Avenue, 8th Floor
New York, New York 10022
(212) 753-5100

PROXY STATEMENT
2017 Annual Meeting of Stockholders
To be Held on March 23, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Terra Income Fund 6, Inc. (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2017 Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, March 23, 2017 at 11:00 a.m., Eastern Time at the Company’s principal executive offices, located at 805 Third Avenue, 8th Floor, New York, NY 10022. Prior to the Meeting, you may vote your shares electronically at www.AALvote.com/tif6, and prior to any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as amended, are being sent to stockholders on or about January 30, 2017.
We encourage you to vote your shares prior to the Meeting, either by telephone, via the Internet or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or vote by telephone or via the Internet, and we receive your vote in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of a class of directors and FOR the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending September 30, 2017.
If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Alliance Advisors LLC (the “Proxy Tabulator”), in writing, by submitting a properly executed, later-dated proxy, or by voting on-line at www.AALvote.com/tif6. Please send your notification to Terra Income Fund 6, Inc., c/o Alliance Advisors LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003, and submit a properly executed, later-dated proxy or vote by telephone or through the internet prior to the Meeting. Any stockholder of record attending the Meeting may vote prior to the Meeting whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares prior to the Meeting only if you obtain proper written authority from your institution or nominee prior to voting.
Stockholders of record may also vote via the Internet or by telephone prior to the Meeting. Specific instructions to be followed by stockholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares prior to the Meeting and confirm that their instructions have been properly recorded.
Purpose of Meeting
At the Meeting, you will be asked to vote on the following proposals:
1.
To elect two members of our board of directors, who will serve for a term of three years and until their successors are duly elected and qualified;

2.
To ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending September 30, 2017; and

3.
To transact such other business as may properly come before the Meeting.

Record Date and Voting Securities
The record date for the Meeting is the close of business on January 26, 2017 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. There were 5,018,819 shares of our common stock outstanding on the Record Date.
Quorum Required
A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the stockholders entitled to cast a majority of the shares of our common stock entitled to be cast on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast.
If a quorum is not present at the Meeting, the chairman of the Meeting may adjourn the Meeting without appointing a date for resumption or to a time and date not more than 120 days after the original Record Date, without notice other than announcement at the meeting.
Vote Required
Election of Directors.   The election of a director requires the affirmative vote of a plurality of the votes cast prior to the Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and Broker Non-Votes will have the same effect as votes against this proposal.
Ratification of Appointment of KPMG.   The ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting, assuming a quorum is present. Any shares not voted, whether by abstention, Broker Non-Vote or otherwise, will not impact the vote.
Additional Solicitation.   If there are not enough votes to approve any proposals at the Meeting, the chairman of the Meeting may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).
None of the proposals, if approved, entitle stockholders to appraisal rights under the Maryland General Corporation Law, as amended (the “MGCL”), or our Articles of Amendment and Restatement (the “Charter”).
Information Regarding This Solicitation
The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.
In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person or by telephone or facsimile transmission by our directors, officers or employees, or by the officers or employees of Terra Income Advisors, LLC, our investment adviser (“Terra Income Advisors” or the “Advisor”). Terra Income Advisors is located at 805 Third Avenue, 8th Floor, New York, NY 10022. No additional compensation will be paid to directors, officers or regular employees of the Company or Terra Income Advisors for such services.

Stockholders may also provide their voting instructions by telephone or through the Internet. These options require stockholders to input the Control Number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.
If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement prior to the Meeting.
Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to Alliance Advisors LLC.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date and taking into account the 1:1.25 reverse stock split approved by our board of directors on February 25, 2015, the beneficial ownership of our common stock by:
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any person known to us to beneficially own more than 5% of the outstanding shares of our common stock;

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each member of our board of directors and each executive officer; and

•
all of the members of our board of directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, we believe that each beneficial owner set forth in the table below has sole voting and investment power. Our directors are divided into two groups: interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). The address of all executive officers and directors is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.
Name	Number of Shares	Percentage(1)
Interested Directors
Simon J. Mildé	12,308	0.25%
Bruce D. Batkin	24,980	0.50%
Independent Directors
Jeffrey M. Altman	—	—
Michael L. Evans	—	—
Robert E. Marks	—	—
Executive Officers
Stephen H. Hamrick	—	—
Gregory M. Pinkus	—	—
Daniel J. Cooperman	2,712	0.05%
Michael S. Cardello	—	—
All officers and directors as a group (9 persons)	40,000	0.80%

(1)
Based on a total of 5,018,819 of common stock issued and outstanding as of the Record Date.

The following table sets forth, as of the Record Date, the dollar range of our equity securities that are beneficially owned by each member of our board of directors, based on the current public offering price of $10.90 per share:
Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Simon J. Mildé	Over $100,000
Bruce D. Batkin	Over $100,000
Independent Directors
Jeffrey M. Altman	None
Michael L. Evans	None
Robert E. Marks	None

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)
The dollar range of equity securities beneficially owned are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our board of directors. Pursuant to the Charter, the number of directors on the board is five, although the board of directors may increase or decrease the numbers of directors on the board pursuant to our Amended and Restated Bylaws (the “Bylaws”), subject to the limitation that the number of directors on the board may neither be less than one, nor greater than fifteen, as required by Maryland law. Each of the five directors currently serving on the board will hold office for the term to which he was elected and until his successor is duly elected and qualified.
Pursuant to the Charter, our board of directors is divided into three classes, designated Class I, Class II and Class III. The Class I directors hold office for a term expiring at the 2019 annual meeting of stockholders, the Class II directors hold office for a term expiring at the Meeting and the Class III director holds office for a term expiring at the 2018 annual meeting of stockholders. After such terms, each duly elected class of directors shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until each of their successors is duly elected and qualified.
At the Meeting, our stockholders are being asked to consider the election of the Class II directors, Messrs. Bruce D. Batkin and Robert E. Marks, each of whom has been nominated for re-election for a three-year term expiring at the 2020 annual meeting of stockholders. Each director nominee has agreed to serve as a director if re-elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.
Required Vote
A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named above. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by our Nominating and Corporate Governance Committee. Our board of directors has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Nominees and Directors
The role of our board of directors is to provide general oversight of our business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the board of directors also include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. The director nominees have demonstrated high character and integrity, superior credentials and recognition in their respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and the director nominees also have sufficient time available to devote to our affairs, is able to work with the other members of the board of directors and contribute to our success and can represent the long-term interests of our stockholders as a whole. Our directors and director nominees have been selected such that the board of directors represents a range of backgrounds and experiences.
Certain information, as of the Record Date, with respect to the nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that each such individual should serve as a director of the Company, in light of our business and structure.

Nominees for Class II Directors — Term Expiring 2020
Independent Director
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Nominee During Past 5 Years
Robert E. Marks, 65	Director	Director since March 2015; Term expires 2017.	President of Marks Ventures, LLC.	Denny’s Corporation; Trans World Entertainment Corporation; Emeritus Corporation; Harris Environmental Systems, LLC; Pacific Tool, Inc.; Greenwich Public Library; The International Rescue Committee.

(1)
The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.

Robert E. Marks is not an “interested person” of the Company as defined in the 1940 Act. Mr. Marks has served as one of our independent directors since March 2015. Since 1994, Mr. Marks has been the President of Marks Ventures, LLC, a private equity investment firm. From 1982 to 1994, he served in the capacities of both Managing Director and Vice President for Carl Marks & Co. Inc., where he was co-head of the firm’s leveraged buyout investing activity. From 1978 to 1982, he was a corporate finance associate with Dillon, Read & Co. Inc., an investment banking firm. From 1974 to 1976, he worked for the Export-Import Bank of the United States, performing research and analysis on the economic fundamentals underpinning particular loan proposals. Mr. Marks was Chairman of the Board of Directors of Denny’s Corporation (NASDAQ: DENN) from 2004 through 2006 and is currently a director, the Chair of the Audit and Finance Committee and a member of the Corporate Governance Committee. He is currently the Chair of the Audit Committee and a member of the Corporate Governance Committee of Trans World Entertainment Corporation (NASDAQ: TWMC). Until July 2014, he served as Chairman of the Compensation Committee and Nominating and Corporate Governance Committee for Emeritus Corporation (formerly NYSE: ESC). Mr. Marks also serves on the board of directors of two private companies, Harris Environmental Systems LLC and Pacific Tool Inc., and on the board of trustees for one charitable organization, the Greenwich, Connecticut Public Library. He served on the board of trustees of The International Rescue Committee until February 2015, and is currently an overseer. From 2005 to 2013 Mr. Marks was a member of the Board of Trustees of the Fisher House Foundation. Until January 2015, he also served on the board of trustees of one private club, The Field Club of Greenwich. From 2010 through 2015, Mr. Marks served on the Stanford University Alumni Committee on Trustee Nominations, which is responsible for selecting members to the university’s board of trustees. Mr. Marks received a B.A. and an M.A. in Economics, Phi Beta Kappa and with distinction and departmental honors, from Stanford University in 1974 and an M.B.A. from Harvard Business School in 1978 with a concentration in Finance and General Management.

Interested Director
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Nominee During Past 5 Years
Bruce D. Batkin, 63	Director, Chief Executive Officer	Director since May 2013; Term expires 2017.	Chief Executive Officer of the
Company, Terra Income Advisors,
TSIF 2, TSIF 3, TSIF 4,TSIF 5,
Terra International, TIFI
and TSIF 7; President and
Chief Executive Officer of
Terra Capital Partners;
			President of TSIF.	None.

(1)
The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.

Bruce D. Batkin has served as one of our directors and our Chief Executive Officer, as well as the Chief Executive Officer of our Advisor, since May 2013. He has also has served as Chief Executive Officer of each of Terra Capital Advisors, LLC (“Terra Capital Advisors”), Terra Capital Advisors 2 , LLC (“Terra Capital Advisors 2”) and Terra Income Advisors 2, LLC (“Terra Income Advisors 2”) since April 2009, September 2012 and October 2016, respectively. Mr. Batkin also has served as President of Terra Secured Income Fund, LLC (“TSIF”) since July 2009 and as Chief Executive Officer of Terra Secured Income Fund 2, LLC (“TSIF 2”), Terra Secured Income Fund 3, LLC (“TSIF 3”), Terra Secured Income Fund 4, LLC (“TSIF 4”), Terra Secured Income Fund 5, LLC (“TSIF 5”), Terra Secured Income Fund 5 International (“Terra International”), Terra Income Fund International (“TIFI”) and Terra Secured Income Fund 7, LLC (“TSIF 7”), since May 2011, January 2012, September 2012, August 2013, June 2014, October 2016 and October 2016, respectively. As a co-founder of our sponsor, Terra Capital Partners, LLC (“Terra Capital Partners”), he has served as its President and Chief Executive Officer since its formation in 2001 and its commencement of operations in 2002, managing its real estate debt and equity investment programs. Mr. Batkin has over 35 years’ experience in real estate acquisition, finance, development, management and investment banking. Prior to founding Terra Capital Partners, he held senior management positions at Merrill Lynch & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation (now Credit Suisse (USA) Inc.), ABN AMRO Bank N.V. and several private real estate development partnerships. Mr. Batkin has acquired major commercial properties throughout the United States and has acted as managing partner in over $5 billion of real estate investments for domestic and foreign investors. He is a member of the Urban Land Institute, the Real Estate Academic Initiative at Harvard University, the Cornell Real Estate Council and the Committee for Economic Development. He is also a participant in the Yale CEO Summit. Mr. Batkin received a B.Arch. from Cornell University and an M.B.A. from Harvard Business School.

Current Directors — Not Up For Election at the Meeting
Class I Directors — Term Expiring 2019
Independent Director
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee During Past 5 Years
Jeffrey M. Altman, 43	Director	Director since March 2016; Term expires 2019.	Managing Director, Houlihan Lokey, Inc.	None.

(1)
The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.

Jeffrey M. Altman is not an “interested person” of the Company as defined in the 1940 Act. Mr. Altman has served as one of our independent directors since April 2016. Since July 2011, Mr. Altman has been the Managing Director of the real estate and lodging investment banking group of Houlihan Lokey, Inc., an investment bank. From December 1998 to May 2011, he served as Vice President and Director of Lazard Fréres & Co. LLC, where he led the firm’s global hospitality and leisure effort. Mr. Altman was an Associate in the Merger and Acquisition Advisory Group of Arthur Andersen LLP from June 1996 to June 1998, where he provided merger, acquisition and divestiture advisory services to clients across a broad array of industries. Mr. Altman has advised on over $100 billion of real estate transactions in his career and is a frequent speaker at real estate and lodging conferences. He is currently a member of the New York Hospitality Council, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Samuel Zell and Robert Lurie Real Estate Center of the Wharton School of the University of Pennsylvania. Mr. Altman received a B.S., magna cum laude, with a concentration in accounting and finance, and an M.B.A., with a concentration in finance, from the John M. Olin School of Business at Washington University.
Interested Director
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director During Past 5 Years
Simon J. Mildé, 70	Director; Chairman of the Board	Director since May 2013; Term expires 2019.	Chief Executive Officer
of Richbell Capital,
LLC; Chief Executive
Officer of The
Greenwich Group
International, LLC;
Chief Executive Officer
of Capital District
Partners, LLC;
Chief Executive Officer
of RBS Hotels, LLC.	Terra Capital Partners;
Terra Income Advisors;
Terra Capital Advisors;
Terra Capital Advisors 2;
Pacific Star USA LLC;
TSIF; TSIF 2; TSIF 3;
TSIF 4;TSIF 5; Terra
International; TIFI;
TSIF 7; Richbell Capital,
LLC; The Greenwich
Group International,
LLC; Capital District
Partners, LLC;
RBS Hotels, LLC.

(1)
The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.

Simon J. Mildé has served as Chairman of our board of directors and Chairman of the Board of Managers of our Advisor since May 2013. He has also served as Chairman of Terra Capital Advisors since April 2009 and as Chairman of Terra Capital Advisors 2 since September 2012. Mr. Mildé co-founded Terra Capital Partners and has served as the Chairman of its board of directors since its formation in 2001 and its commencement of operations in 2002 and also serves as the Chairman of each of the Terra Income Funds: TSIF, TSIF 2, TSIF 3, TSIF 4, TSIF 5, Terra International, TIFI and TSIF 7, since July 2009, May 2011, January 2012, September 2012, August 2013, June 2014, October 2016 and October 2016, respectively. He has over 40 years’ experience in global real estate finance, investment and management. Prior to founding Terra Capital Partners, Mr. Mildé was founder, CEO and Chairman of Jones Lang Wootton North America (formerly Jones Lang LaSalle Incorporated and now JLL), the second-largest commercial real estate broker in the world, from 1977 to 1994. He was also one of the founders of JLW Realty Advisors, which has grown into a $50 billion global real estate investment management business. Today, its successor company ranks as one of the largest real estate investment managers in the world. Mr. Mildé has also served as the Chairman and CEO of The Greenwich Group International, a global real estate investment banking firm, and Capital District Properties, a commercial real estate development and investment company since 1995 and 2004, respectively. He was a former member of the Royal Institution of Chartered Surveyors and was a former Governor of the Real Estate Board of New York and former member of the Advisory Board of the Real Estate Institute of New York University. Mr. Mildé attended Regent Street Tech College in London, England and the Royal Institution of Chartered Surveyors in England.
Class III Director — Term Expiring 2018
Independent Director
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director During Past 5 Years
Michael L. Evans, 64	Director	Director since March 2015; Term expires 2018.	Managing Director, Newport Board Group, LLC; Director, F3 & Associates	F3 & Associates

(1)
The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.

Michael L. Evans is not an “interested person” of the Company as defined in the 1940 Act. Mr. Evans has served as one of our independent directors since March 2015. Mr. Evans has served on the board of directors of F3 & Associates since April 2016. From December 2012 to May 2016, Mr. Evans was the Managing Director of Newport Board Group, a CEO and board advisory firm. From June 2010 to September 2011, Mr. Evans served as the Interim Country Manager and Advisory Board Member for Concern Worldwide U.S. Inc., a non-profit humanitarian organization. From January 1977 until June 2010, Mr. Evans was with Ernst & Young, LLP, or Ernst & Young, and served as a partner since 1984. During his nearly 34 years with Ernst & Young, he served as a tax, audit and consulting services partner, specializing in real estate companies and publicly-traded entities. Mr. Evans currently serves on the Advisory Board of Marcus & Millichap, Inc., the Independent Counsel Board of Prologis Targeted U.S. Logistics Fund and the board of directors of RefugeeTransition.org, CyArk.org and InfinteSmile.org. Mr. Evans is a licensed attorney and a C.P.A. (inactive) in California. He is currently a contributing business writer for Forbes.com and Allbusiness.com. Mr. Evans received a B.S.B. in Accounting from the University of Minnesota, a J.D. from William Mitchell College of Law and an M.B.A. from Golden Gate University.

Information about Executive Officers Who Are Not Directors
The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company.
Name, Address and Age(1)	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Stephen H. Hamrick, 64	President	President of the Company, Terra Income Advisors 2, Terra Capital Advisors, Terra Capital Advisors 2, TSIF 2, TSIF 3, TSIF 4, TSIF 5, Terra International, TIFI and TSIF 7.
Gregory M. Pinkus, 52	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer, Chief Operating Officer,
Treasurer and Secretary of the Company; Chief
Financial Officer and Chief Operating Officer of
Terra Income Advisors, Terra Income Advisors 2,
Terra Capital Advisors, Terra Capital Advisors 2,
Terra International, TIFI and TSIF 7; Chief
Financial Officer, Secretary and Treasurer of TSIF,
TSIF 2, TSIF 3, TSIF 4 and TSIF 5; Chief
Operating Officer of Terra Capital Partners;
Controller of W.P. Carey & Co.
Daniel J. Cooperman, 42	Chief Originations Officer	Chief Originations Officer (formerly Managing
Director of Originations) of the Company,
Terra Income Advisors, Terra Capital Advisors,
Terra Capital Advisors 2, TSIF 2, TSIF 3,
TSIF 4, TSIF 5 and Terra International;
Chief Originations Officer of Terra Income
Advisors 2, TIFI and TSIF 7.
Michael S. Cardello, 66	Chief Compliance Officer	Chief Compliance Officer of the Company, Terra Income Advisors, Terra Income Advisors 2 and Terra Capital Markets; Financial & Operations Principal of Terra Capital Markets.

(1)
The business address of the director nominees and other directors and executive officers is c/o Terra Income Fund 6, Inc., 805 Third Avenue, 8th Floor, New York, NY 10022.

Stephen H. Hamrick has served as our President since May 2013. He has also served as President of Terra Capital Advisors, Terra Capital Advisors 2 and Terra Income Advisors 2 since January 2011, September 2012 and October 2016, respectively. Mr. Hamrick has also served as President of TSIF 2, TSIF 3, TSIF 4, TSIF 5, Terra International, TIFI and TSIF 7 since May 2011, January 2012, September 2012, August 2013, June 2014 and October 2016 and October 2016, respectively. Mr. Hamrick has over 35 years’ experience in the investment management business. Prior to joining Terra Capital Partners in January 2011, he served as President of Lightstone Value Plus REIT from 2006 to July 2010. From 2001 to 2006, he held various positions at W.P. Carey & Co., including Chairman of Carey Financial, LLC and Managing Director. From 1988 until 1994, Mr. Hamrick served as National Director of Private Investments for UBS PaineWebber, where he was also a member of that firm’s Management Council, and from 1975 until 1988, he held positions ranging from Account Executive to National Director of Private Placements at E.F. Hutton. In those roles, he was responsible for the creation and distribution of alternative investment funds comprising assets in excess of  $15 billion. Mr. Hamrick also had management and offering experience with some of the earliest business development companies (“BDCs”), public or private. In 1988, he became the first chairman of Mezzanine Capital Corporation, which served as the General Partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P., or the Fiduciary Funds, funds that invested primarily in subordinated debt and related equity securities issued as the “mezzanine financing” for friendly leveraged buyouts, acquisitions and recapitalizations and, as the Administrative General Partner for Kagan Media Partners, L.P., a BDC that acquired subordinated debt instruments with equity participations in cable television systems and other media properties. Mr. Hamrick served as chairman of Mezzanine Capital Corporation, as a member of the Fiduciary Funds’ investment committee and as chairman of the General Partner of the Fiduciary Funds’ manager until 1994. Mr. Hamrick has been a Certified Financial Planner, a director of mutual fund families, a member of the NYSE MKT Listings Qualifications Panel and the Listings Panel for NASDAQ as well as Chairman of the Securities Industry Association’s Direct Investment Committee and of the Investment Program Association. Mr. Hamrick holds a B.S. in Economics and an A.B. in English from Duke University.
Gregory M. Pinkus has served as our Chief Financial Officer, Treasurer and Secretary since May 2013 and our Chief Operating Officer since July 2014. He has also served as Chief Financial Officer and Chief Operating Officer of our Advisor since February 2015 and July 2014, respectively. Mr. Pinkus has served as (i) the Chief Financial Officer of Terra Capital Advisors, Terra Capital Advisors 2 and Terra Income Advisors 2 since May 2012, September 2012 and October 2016, respectively; (ii) the Chief Operating Officer of each of Terra Capital Advisors, Terra Capital Advisors 2 and Terra Capital Partners since July 2014; (iii) the Chief Operating Officer of Terra Income Advisors 2 since October 2016; (iv) the Chief Financial Officer, and Secretary and Treasurer, of each of TSIF, TSIF 2, TSIF 3, TSIF 4 and TSIF 5 since May 2012 and July 2014, respectively; and (v) the Chief Financial Officer and Chief Operating Officer of Terra International, TIFI and TSIF 7 since June 2014, October 2016 and October 2016, respectively. Prior to joining Terra Capital Partners in May 2012, he served as Assistant Controller for W.P. Carey & Co. from 2006 to August 2010 and as Controller from August 2010 to May 2012. Mr. Pinkus also served as Controller and Vice President of Finance for several early-stage technology companies during the period of 1999 to 2005. Additionally, he managed large-scale information technology budgets at New York Life Insurance Company from 2003 to 2004 and oversaw an international reporting group at Bank of America from 1992 to 1996. Mr. Pinkus is a Certified Public Accountant and member of the American Institute of Certified Public Accountants. He holds a B.S. in Accounting from the Leonard N. Stern School of Business at New York University.
Daniel J. Cooperman has served as our Chief Originations Officer since February 2015, having previously served as our Managing Director of Originations from May 2013 until February 2015. He has also served as Chief Originations Officer of our Advisor since February 2015. Mr. Cooperman has served as Chief Originations Officer of  (i) each of Terra Capital Advisors and Terra Capital Advisors 2 since January 2015, having previously served as Managing Director of Originations until January 2015 of Terra Capital Advisors and Terra Capital Advisors 2 since April 2009 and September 2012, respectively; (ii) each of TSIF 2, TSIF 3, TSIF 4, TSIF 5 and Terra International since January 2015, having previously served as Managing Director of Originations until January 2015 of TSIF, TSIF 2, TSIF 3, TSIF 4, TSIF 5 and Terra International since July 2009, May 2011, January 2012, September 2012, August 2013 and June 2014, respectively; and (iii) each of Terra Income Advisors 2, TIFI and TSIF 7 since October 2016. Mr. Cooperman has 18 years’ experience in the acquisition, financing, leasing and asset management of commercial real estate with an aggregate value of over $5 billion. Prior to the formation of Terra Capital Partners in 2001 and its commencement of operations in 2002, Mr. Cooperman handled mortgage and mezzanine placement activities for The Greenwich Group International, LLC. Prior to joining The Greenwich Group, Mr. Cooperman worked in Chase Manhattan Bank’s Global Properties Group, where he was responsible for financial analysis and due diligence for the bank’s strategic real estate acquisitions and divestitures. Prior to that time, he was responsible for acquisitions and asset management for JGS, a Japanese conglomerate with global real estate holdings. Mr. Cooperman holds a B.S. in Finance from the University of Colorado at Boulder.
Michael S. Cardello has served as our Chief Compliance Officer since May 2013 and as the Chief Compliance Officer of our Advisor since February 2015. He also has served as the Chief Compliance Officer of Terra Capital Markets, LLC, the dealer manager for our public offering (“Terra Capital Markets” or the “Dealer Manager”) and Terra Income Advisors 2 since March 2011 and October 2016, respectively. He has also served as our Financial & Operations Principal of Terra Capital Markets since July 2011. Prior to joining Terra Capital Markets in March 2011, he served as Chief Compliance Officer from November 2006 to September 2011 and as Chief Financial Officer from August 2004 to September 2011 for Lightstone Securities LLC. Prior to his tenure at Lightstone Securities LLC, Mr. Cardello also served as Chief Financial Officer and Secretary at Spencer Trask Ventures from June 2004 to November 2006. Additionally, he served as an Adjunct Professor of Accounting at Farmingdale State University’s College of

Technology from September 2004 to June 2005 and Senior Compliance Examiner at National Association of Securities Dealers, Inc., for New York District 12 (now FINRA District 10) from November 1989 to December 1990. Mr. Cardello holds a B.A. in History and an M.B.A. in Public Accounting and Taxation from the St. John’s University.
Director Independence
In accordance with the Charter, our board of directors consists of a majority of independent directors. We do not consider a director independent unless the board of directors has determined that he or she has no material relationship with us and is therefore not an “interested person,” as defined by Section 2(a)(19) of the 1940 Act. We monitor the relationships of our directors and officers through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes. The board of directors limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to independent directors and requires that the Valuation Committee have at least two independent directors as members.
The board of directors has determined that each of the directors and the director nominees are independent and has no material relationship with the Company, except as a director and stockholder of the Company, with the exception of Bruce D. Batkin and Simon J. Mildé. Messrs. Batkin and Mildé are interested persons of the Company due to their positions as Chief Executive Officer and Chairman, respectively, of the Company and of the Advisor.
Board Leadership Structure
Our business and affairs are managed under the direction of our board of directors. Among other things, our board of directors sets broad policies for us and approves the appointment of Terra Income Advisors, our investment adviser, administrator and officers. The role of our board of directors, and of any individual director, is one of oversight and not of management of our day-to-day affairs.
Under our bylaws, our board of directors may designate a Chairman to preside over the meetings of the board of directors and to perform such other duties as may be assigned to him or her by the board of directors. Presently, Mr. Simon J. Mildé serves as the Chairman of our board of directors. Mr. Mildé is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act by virtue of his role as Chairman of the Company and of our Advisor. We believe that Mr. Mildé’s history with the Company, familiarity with its investment platform, and extensive knowledge of the financial services industry qualify him to serve as the Chairman of our board of directors. We believe that the Company is best served through this existing leadership structure, as Mr. Mildé’s relationship with our Advisor provides an effective bridge and encourages an open dialogue among management, our Advisor and the board of directors, ensuring that those groups act with a common purpose.
Our board of directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the board of directors, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management; the establishment of the Audit Committee and the Nominating and Corporate Governance Committee, each comprised solely of independent directors; and the appointment of a Chief Compliance Officer for administering our compliance policies and procedures. We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board of Directors Role in Risk Oversight
Our board of directors oversees our business and operations, including certain risk management functions. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk and business continuity risk). The risk oversight function of our board of directors consists of, among other things, the following activities: (i) at regular and special board of directors meetings, and on an ad hoc basis, receiving and reviewing reports related to our performance and operations; (ii) reviewing and approving, as applicable, our compliance policies and procedures; (iii) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (iv) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our Advisor, administrator, distributor, transfer agent, custodian and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto; and (v) engaging the services of our chief compliance officer to test our compliance procedures and our service providers. Our board of directors implements its risk oversight function both as a whole and through its committees.
As described below in more detail under “Committees of the Board of Directors,” the Audit Committee and the Nominating and Corporate Governance Committee assist the board of directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include reviewing the adequacy of our internal controls over financial reporting and reviewing the plans, scope and results of the audit engagement with our independent accountants. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting and nominating directors for election by our stockholders, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management.
Our board of directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Chief Compliance Officer submits a quarterly compliance memorandum to the board of directors. In addition, the Chief Compliance Officer is responsible for conducting an annual review of the compliance policies and procedures of the Company and its service providers and producing a written report to be presented to the board of directors discussing the adequacy and effectiveness of such policies, taking into account: (i) any material compliance matters that arose during the previous year, (ii) any changes in the Company’s operations and (iii) any changes in applicable law and regulations that might suggest a need to revise and/or ways to strengthen the compliance system.
Our board of directors believes that its role in risk oversight is appropriate. We believe that we have robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect us can be identified and some risks are beyond the control of us, our Advisor and our other service providers. We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manners in which the board of directors administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.
Committees of the Board of Directors
Our board of directors currently has three committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Valuation Committee. During the fiscal year ended September 30, 2016, our board of directors held six board meetings, five Audit Committee meetings, two Nominating and Corporate Governance Committee meetings and one Valuation Committee meeting. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.
Audit Committee.   The Audit Committee operates pursuant to a charter approved by our board of directors, a copy of which is available at www.terrafund6.com. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee is responsible for selecting, engaging and supervising our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of the Audit Committee are Messrs. Altman, Evans and Marks, all of whom are independent. Mr. Evans serves as the chairman of the Audit Committee. Our board of directors has determined that Mr. Evans is an “audit committee financial expert” as defined under Item 407 of Regulation S-K promulgated under the Exchange Act. Mr. Evans meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors, a copy of which is available at www.terrafund6.com. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee selects and nominates directors for election by our stockholders, selects nominees to fill vacancies on our board of directors or a committee thereof, develops and recommends to our board of directors a set of corporate governance principles and oversees the evaluation of our board of directors. The Nominating and Corporate Governance Committee considers candidates suggested by its members and other directors, as well as our management and stockholders. A stockholder who wishes to recommend a prospective nominee for our board of directors must provide notice to our corporate secretary in accordance with the requirements set forth in our bylaws. The members of the Nominating and Corporate Governance Committee are Messrs. Altman, Evans and Marks, all of whom are independent. Mr. Marks serves as chairman of the Nominating and Corporate Governance Committee.
Valuation Committee.   The Valuation Committee operates pursuant to a charter approved by our board of directors, a copy of which is available at www.terrafund6.com. The charter sets forth the responsibilities of the Valuation Committee. The Valuation Committee establishes guidelines, reviews valuations provided by an advisor or an independent valuation firm and makes recommendations to our board of directors regarding the valuation of our loans and investments. The members of the Valuation Committee are Messrs. Altman, Evans and Marks, all of whom are independent. Mr. Altman serves as chairman of the Valuation Committee.
We currently do not have a Compensation Committee of our board of directors because we do not pay any compensation to our officers. Our independent directors participate in the consideration of independent director compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations. Our compensation policies are described in more detail below in the sections entitled “Compensation of Directors” and “Compensation of Executive Officers.”
Communication with the Board of Directors
Our stockholders may communicate with the board of directors by sending written communications addressed to Terra Income Fund 6, Inc., c/o Gregory M. Pinkus, Secretary, 805 Third Avenue, Floor, New York, NY 10022. Mr. Pinkus will deliver all stockholder communications received in this manner to one or more members of the board of directors.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) pursuant to Rule 17j-1 of the 1940 Act, which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and “access person” (as defined within the Code of Ethics) of the Company.
Compensation of Directors
Our directors who do not also serve in an executive officer capacity for us or our Advisor are entitled to receive annual cash retainer fees, fees for attending board and committee meetings and annual fees for serving as a committee chairperson. These director nominees are Messrs. Altman, Evans and Marks. The above directors will receive an annual fee of  $20,000, plus $2,500 for each board meeting attended in person, $1,000 for each board meeting attended via teleconference and $1,000 for each committee meeting attended. In addition, the chairman of the Audit Committee will receive an annual fee of  $7,500 and the chairman of each of the Nominating and Corporate Governance Committee and the Valuation Committee, and any other committee, will receive an annual fee of  $2,500 for their additional services. We will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting. We do not pay compensation to our directors who also serve in an executive officer capacity for us or our Advisor.

The following table sets forth compensation of the Company’s directors, for the year ended September 30, 2016:
Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Interested Directors
Simon J. Mildé	$—	$—	$—
Bruce D. Batkin	$—	$—	$—
Independent Directors
Jeffrey M. Altman	$13,625	$—	$13,625
Michael L. Evans	$43,250	$—	$43,250
Richard B. Jennings	$13,625	$—	$13,625
Robert E. Marks	$40,875	$—	$40,875
Compensation of Executive Officers
Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of our Advisor or by individuals who were contracted by us or by our Advisor to work on behalf of us pursuant to the terms of the investment advisory and administrative services agreement dated April 20, 2015, by and between us and the Advisor (the “Advisory Agreement”). Each of our executive officers is an employee of our Advisor, or one of its affiliates or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by our Advisor. In addition, we reimburse our Advisor for our allocable portion of expenses incurred by our Advisor in performing its obligations under the Advisory Agreement, including the allocable portion of the cost of our officers and their respective staffs determined under the Advisory Agreement.
The Advisory Agreement provides that our Advisor and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent will not be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by our Advisor or such other person, nor will our Advisor or such other person be held harmless for any loss or liability suffered by us, unless: (i) our Advisor or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) our Advisor or such other person was acting on behalf of or performing services for us; (iii) the liability or loss suffered was not the result of negligence or misconduct by our Advisor or such other person acting as our agent; and (iv) the indemnification or agreement to hold our Advisor or such other person harmless for any loss or liability is only recoverable out of our net assets and not from our stockholders.
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
We have procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to us. For example, our Code of Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company, and requires that those parties submit quarterly transactions reports and annual holdings reports to our Chief Compliance Officer. Our Chief Compliance Officer is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Any amendment or waiver of the Code of Ethics for any executive officer or director must be approved by our board of directors and publicly disclosed as required by applicable law and regulations.
Investment Advisory and Administrative Services Agreement
Our Advisor is compensated for its services. Pursuant to the terms of the Advisory Agreement, our Advisor is entitled to a fee consisting of two components: a base management fee and an incentive fee. We commenced accruing fees under the Advisory Agreement on June 24, 2015, upon commencement of our operations. Pursuant to the terms of the Advisory Agreement, our Advisor may in its sole discretion elect to temporarily or permanently waive or defer all or a portion of either or both of these fees. Any portion of a deferred fee not paid with respect to any period will be deferred without interest and may be paid in any such other month prior to the termination of the Advisory Agreement as our Advisor may determine.
The base management fee is calculated at an annual rate of 2% of our average gross assets. The base management fee is payable quarterly in arrears and is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters. The base management fee may or may not be taken in whole or in part at the discretion of our Advisor. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as our Advisor shall determine. The base management fee for any partial month or quarter will be prorated for such partial period.
The incentive fee consists of two parts. The first part, which we refer to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The subordinated incentive fee on income is subject to a quarterly hurdle rate, expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 2% (8% annualized), subject to a “catch-up” feature, as described below. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses reimbursed to our Advisor under the Advisory Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The calculation of the subordinated incentive fee on income for each quarter is as follows:
•
No incentive fee is payable to our Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 2% (8% annualized);

•
100% of our pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.5% in any calendar quarter (10% annualized) is payable to our Advisor, all or any portion of which may be waived or deferred in our Advisor’s discretion. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.5%) as the “catch-up.” The catch-up is intended to provide our Advisor with an incentive fee of 20% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.5% in any calendar quarter; and

•
20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.5% in any calendar quarter (10% annualized) is payable to our Advisor once the hurdle rate is reached and the catch-up is achieved.

The second part of the incentive fee, which we refer to as the incentive fee on capital gains, is an incentive fee on capital gains earned on liquidated investments from the portfolio and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee equals 20% of our incentive fee on capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. On a quarterly basis, we accrue (but do not pay) for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period.
We also reimburse our Advisor for expenses necessary to perform services related to our administration and operation. The amount of this reimbursement is set at the lesser of  (i) our Advisor’s actual costs incurred in providing such services and (ii) the amount that our board of directors, including a majority of our independent directors, estimates we would be required to pay alternative service providers for comparable services in the same geographic location. Our Advisor is required to allocate the cost of such services to us based on objective factors such as total assets, revenues, time allocations or other reasonable metrics. Our board of directors then assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to us of obtaining similar services from third-party providers known to be available. In addition, our board of directors considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, our board of directors compares the total amount paid to our Advisor for such services as a percentage of our net assets to the same ratio as reported by other comparable BDCs. We do not reimburse our Advisor for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Advisor.
Organization and Offering Expenses
Our Advisor has funded our offering costs and organization costs. Offering costs consist of costs paid by our Advisor for the registration, marketing and distribution of shares of our common stock. Organization costs include those expenses paid by our Advisor for the legal organization, drafting and filing of our Charter, Bylaws and other governance documents. These amounts include, but are not limited to, legal, accounting, printing and marketing costs.
Our Advisor is responsible for the payment of our cumulative organization and offering expenses to the extent such expenses exceed 1.5% of the gross proceeds from our continuous public offering, without recourse against or reimbursement by us. As a result, our Advisor will bear all organization and offering expenses in excess of 1.5% of the gross proceeds from our continuous public offering. Through September 30, 2016, we believe that it is highly likely that we will raise sufficient funds to reimburse our Advisor in full for all cumulative organization and offering expenses incurred to date and has accrued those expenses and costs. As of September 30, 2016 and 2015, our Advisor funded offering costs and organization costs in the amount of approximately $2.4 million and $1.7 million, respectively. The unreimbursed amount in excess of the 1.5% threshold was approximately $1.6 million and $1.5 million as of September 30, 2016 and 2015, respectively. For the years ended September 30, 2016 and 2015, we made reimbursement payments of approximately $0.1 million and $0.2 million, respectively, to our Advisor for offering costs incurred on our behalf.
Dealer Manager Agreement
On April 20, 2015, we entered into the dealer manager agreement, by and among us, the Advisor and the Dealer Manager, which is an affiliate of our Advisor and our Sponsor (the “Dealer Manager Agreement”), pursuant to which Terra Capital Markets serves as dealer manager of our continuous public offering. The Dealer Manager is responsible for marketing our shares being offered pursuant to the offering. Under the terms of the Dealer Manager Agreement, the Dealer Manager received selling commissions of 6% of gross proceeds from the offering, dealer manager fees of 3% of gross proceeds from the offering, and broker-dealer fees of 1% of gross proceeds from the offering for reimbursement of marketing and expenses in connection with the sale of shares of our common stock in the offering, all or a portion of which may be re-allowed to selected broker-dealers for marketing and expenses.
On April 19, 2016, our board of directors approved an amended dealer manager agreement, by and among us, the Advisor and the Dealer Manager (the “Amended Dealer Manager Agreement”). Under the terms of the Amended Dealer Manager Agreement, the Dealer Manager is expected to receive selling commissions, dealer manager fees, and broker-dealer fees of 3%, 1.5% and 1%, respectively, of gross proceeds from the offering, all or a portion of which may be re-allowed to selected broker-dealers for marketing and expenses. In addition, the Dealer Manager will receive a distribution fee at an annual rate of 1.125% of gross offering proceeds, excluding shares sold through the distribution reinvestment plan. The distribution fee will be payable annually with respect to each share sold in the primary offering on the first, second, third and fourth anniversaries of the month of purchase.

In connection with the approval of the Amended Dealer Manager Agreement, the Dealer Manager has agreed to reimburse to us an amount equal to the distribution fees expected to be paid on all outstanding shares of common stock as of the date of this prospectus and prior to approval of the Amended Dealer Manager Agreement, or the distribution fee reimbursement. Both the Dealer Manager and our Advisor are subsidiaries of our Sponsor. Therefore, the distribution fee reimbursement and the Amended Dealer Manager Agreement may be deemed a “joint enterprise or other joint arrangement” within the meaning of the 1940 Act and the rules promulgated thereunder. Accordingly, to eliminate any uncertainty, we applied for and were granted exemptive relief from the provisions of Section 57(a)(4) of the 1940 Act and Rule 17d-1 under the 1940 Act by the SEC pursuant to an exemptive order permitting the Dealer Manager, subject to the satisfaction of certain conditions, to effect the distribution fee reimbursement.
For the years ended September 30, 2016 and 2015, we incurred approximately $3.6 million and $1.0 million, respectively, of broker-dealer commissions and fees and, of this amount, approximately $2.5 million and $0.7 million, respectively, were re allowed to selected broker-dealers. As of September 30, 2016, total distribution fee payable was approximately $2.2 million, as reflected on the statements of assets and liabilities.
Expense Support Agreement
On June 30, 2015, we entered into an expense support agreement with our Advisor (the “Expense Support Agreement”), whereby our Advisor may pay up to 100% of our costs and expenses for any period since inception, including all fees payable to the Advisor pursuant to the Advisory Agreement, until we and our Advisor mutually agree otherwise. The expense support payment for any month shall be paid by our Advisor to us in any combination of cash or other immediately available funds, or in offsets against amounts due from us to our Advisor. The purpose of the Expense Support Agreement is to reduce offering and operating expenses until we have achieved economies of scale sufficient to ensure that we are able to bear a reasonable level of expense in relation to investment income. However, subsequent distributions may be reduced because our Advisor is entitled to reimbursement by us of each expense support payment within three years after such expense support payment is made, as set forth below. Operating expenses subject to the Expense Support Agreement include expenses as defined by U.S. generally accepted accounting principles (“U.S. GAAP”) including, without limitation, fees payable to our Advisor and interest on indebtedness for such period, if any.
Pursuant to the terms of the Expense Support Agreement, we have agreed to reimburse our Advisor for each expense support payment within three years after such expense support payment is made by our Advisor. Reimbursement shall be made as promptly as possible on a date mutually agreed to by us and our Advisor provided that (i) the operating expense ratio, defined as operating expenses excluding organization and offering expenses, base management fees, incentive fees and any interest expense attributable to indebtedness by us expressed as a percentage of our net assets on the relevant measurement date, as of such reimbursement date is equal to or less than the operating expense ratio as of the expense support payment date attributable to such specified expense support payment, (ii) the annualized distribution rate (exclusive of distribution rate reduction due to the distribution fee, if any, and not including distributions constituting a return of capital) as of such reimbursement date is equal to or greater than the annualized distribution rate (exclusive of distribution rate reduction due to the distribution fee, if any, and not including distributions constituting a return of capital) as of the expense support payment date attributable to such specified expense support payment; (iii) such reimbursement date is not later than three years following such specified expense support payment date; and (iv) the expense support payment does not cause our net operating expenses to exceed 1.5% of our net assets attributable to common shares, after taking such reimbursement into account. Our Advisor is entitled to reimbursement of all previously unreimbursed expense support payments in the event of termination of the Expense Support Agreement.

The following table provides information regarding the expenses that the parties to the Expense Support Agreement determined would be incurred by our Advisor pursuant to such agreement:
Three months ended	Amount of Expense Reimbursement Payment	Annualized Operating Expense Ratio as of the Date of Expense Reimbursement Payment	Annualized Rate of Distributions Per Share(1)	Reimbursement Eligibility Expiration
June 30, 2015	$515,813	24.53%	8.00%	June 30, 2018
September 30, 2015	1,174,487	66.63%	8.00%	September 30, 2018
December 31, 2015(2)	576,755	15.60%	8.00%	November 30, 2018

(1)
The annualized rate of distributions per share is expressed as a percentage equal to the projected annualized distribution amount as of the date each payment was made (which is calculated by annualizing the regular daily cash distribution per share as of the date each payment was made without compounding), divided by our public offering price per share as of the date each payment was made.

(2)
The expense reimbursement payment amount of  $576,755 represents the total of the twice monthly expense reimbursement payments through November 30, 2015. The annualized operating expense ratio of 15.60% represents the ratio average of such twice monthly expense reimbursement payment dates.

As of September 30, 2016, we accrued cumulative expense support payments of approximately $2.3 million.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, our directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to us and the SEC. Specific due dates for those reports have been established, and we are required to report herein any failure to file such reports by those due dates. Based solely on a review of the copies of such reports and written representations delivered to us by such persons, we believe that there were no violations of Section 16(a) by such persons during the year ended September 30, 2016.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF KPMG
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee and the independent directors of our board of directors have appointed KPMG as our independent registered public accounting firm for the fiscal year ending September 30, 2017. With regards to this proposal, the board of directors is requesting that stockholders ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending September 30, 2017. A stockholder can vote for, against or abstain from ratifying the appointment of KPMG. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the ratification of the appointment of KPMG. Any shares not voted, whether by abstention, Broker Non-Vote or otherwise, will have no impact on the vote.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Change in Independent Registered Public Accounting Firm
As previously disclosed in our Current Report on Form 8-K filed with the SEC on August 24, 2016 (the “Report”), our Audit Committee voted on August 18, 2016, to dismiss BDO USA, LLP (“BDO”) as our independent registered public accounting firm, effective immediately. The reports of BDO on our financial statements as of and for the years ended September 30, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended September 30, 2015 and 2014, and the subsequent interim period through August 18, 2016, there were no disagreements between us and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports. During the same periods, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, other than with respect to the ineffectiveness of our internal control over financial reporting due to the material weakness identified during the audit of the financial statements for the fiscal year ended September 30, 2015 concerning the application of appropriate guidance related to the recording of the expense reimbursement from Terra Income Advisors in our statement of operations. This material weakness, which was previously disclosed in our Annual Report on Form 10-K for the year ended September 30, 2015, only affected the Statement of Operations as reported for the quarter ended September 30, 2015. The Audit Committee discussed this material weakness with BDO and has authorized BDO to respond fully to inquiries of KPMG, as the successor independent registered public accounting firm, concerning this matter.
In accordance with Item 304(a)(3) of Regulation S-K, on August 18, 2016, we provided BDO with a copy of the Report prior to filing the Report with the SEC. We requested that BDO furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Report, and if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated August 22, 2016, was filed as Exhibit 16.1 to the Report.
Concurrent with the dismissal of BDO, the Audit Committee appointed KPMG as our new independent registered public accounting firm. During the period from May 15, 2013 (inception) through September 30, 2015, and the subsequent interim period through August 18, 2016, neither we nor anyone on our behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are defined in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K.

Audit Fees
The Audit Committee and the independent directors of our board of directors have appointed KPMG as our independent registered public accounting firm for the fiscal year ending September 30, 2017. BDO served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2015 and for the period ended August 18, 2016. It is not expected that a representative of BDO will be present at the Meeting.
KPMG has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of KPMG will be present at the Meeting and will be available to answer questions.
The following table displays fees for professional services by BDO for the fiscal year ended September 30, 2015 and the period from October 1, 2015 through August 18, 2016:
	Period from October 1, 2015 through August 18, 2016	Fiscal Year Ended September 30, 2015
Audit Fees	$157,630	$140,500
Audit-Related Fees	$—	$—
Tax Fees	$—	$20,000
All Other Fees	$—	$—
Total	$157,630	$160,500

The following table displays fees for professional services by KPMG for the period from August 18, 2016 through September 30, 2016:
Period from August 18, 2016 through September 30, 2016
Audit Fees	$122,500
Audit-Related Fees	$—
Tax Fees	$18,000
All Other Fees	$—
Total	$140,500

Audit Fees.   Audit fees include fees for services that normally would be provided by KPMG in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements and the review of our quarterly financial statements in accordance with generally accepted auditing standard, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit-Related Fees.   Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Services Fees.   Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state, and local tax compliance.
All Other Fees.   Other fees would include fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended September 30, 2016. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
To the Directors of Terra Income Fund 6, Inc.:
As part of our oversight of the financial statements of Terra Income Fund 6, Inc. (the “Company”), we have reviewed and discussed with both management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, the Company’s financial statements filed with the SEC for the fiscal year ended September 30, 2016. Management advised us that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with us. We also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.
We have established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG. Pursuant to the policy, we will pre-approve the audit and non-audit services performed by KPMG in order to assure that the provision of such services does not impair the firm’s independence. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to us for specific pre-approval in accordance with our pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is provided at the regularly scheduled meetings of the Audit Committee. However, we may delegate pre-approval authority to one or more of our members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at our next scheduled meeting. We do not delegate our responsibilities to pre-approve services performed by KPMG to management.
We received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding KPMG’s communications with us concerning independence, and have discussed with KPMG the independent auditors’ independence. We have reviewed the audit fees paid by the Company to KPMG. We have also reviewed non-audit services and fees to assure compliance with the Company’s and our policies restricting KPMG from performing services that might impair our independence.
Based on the our review and discussions with management and KPMG, our review of the Company’s audited financial statements, the representations of management and the report submitted to us by KPMG, we have recommended to the board of directors that the audited financial statements as of and for the years ended September 30, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2016 for filing with the SEC. We have also recommended the selection of KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.
Respectfully submitted, /s/ The Audit Committee Michael L. Evans, Chairman Jeffrey M. Altman Robert E. Marks

OTHER BUSINESS
The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies will vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy prior to the Meeting. The submission of a proposal does not guarantee its inclusion in this Proxy Statement or presentation at the Meeting unless certain securities law requirements are met.
AVAILABLE INFORMATION
Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our Charter, (ii) our Bylaws, (iii) minutes of the proceedings of our stockholders, (iv) annual statements of affairs and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors.
We intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, as part of our books and records and will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein. In addition to the foregoing, Rule 14a-7 promulgated under the Exchange Act provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose of not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
SUBMISSION OF STOCKHOLDER PROPOSALS
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Per the requirements found in SEC Rule 14a-8 and our bylaws, a stockholder who intends to present a proposal at the next annual meeting, including the nomination of a director, must submit the proposal in writing to Gregory M. Pinkus, Secretary, Terra Income Fund 6, Inc., at its address of 805 Third Avenue, 8th Floor, New York, NY 10022, and the proposal should be received by us no earlier than September 2, 2017, nor later than October 2, 2017. In the event that the date of that annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the Meeting, a timely notice by the stockholder must be delivered not earlier than the one hundred fiftieth (150th) day prior to the first anniversary of the Meeting and not later 5:00 p.m., local time, on the later of  (i) the one hundred twentieth (120th) day prior to the date of the preceding year’s annual meeting, as originally convened, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Our Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. Persons with complaints or concerns regarding such matters may submit their complaints to our Chief Compliance Officer. Persons who are uncomfortable submitting complaints to our Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to our Audit Committee Chairman. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:
Michael S. Cardello
Chief Compliance Officer
Terra Income Fund 6, Inc.
805 Third Avenue, 8th Floor
New York, NY 10022
The Audit Committee Chairman may be contacted at:
Michael L. Evans
Audit Committee Chairman
Terra Income Fund 6, Inc.
805 Third Avenue, 8th Floor
New York, NY 10022
You are kindly requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the Internet.
Online Access to Annual Reports on Form 10-K and Proxy Statements
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for our fiscal year ended September 30, 2016, as amended, are available at www.terrafund6.com. Instead of receiving future copies of the proxy statement and Annual Report on Form 10-K by mail, you may elect to receive these documents electronically by sending us instructions in writing in a form acceptable to us, in which case you will receive an e-mail with a link to these documents. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges.
You may access and print all documents provided through this electronic delivery service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
Householding of Proxy Materials
In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, we will send only a single copy of our proxy materials to all stockholders who share an address, unless any of these stockholders notifies us that he or she objects to receiving a single copy or revokes a prior consent to receiving such single copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Alliance Advisors LLC by calling (973) 873-7700 or by writing to 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Similarly, you may also contact Alliance Advisors LLC if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
By Order of the Board of Directors, /s/ Simon J. MildÉ Chairman of the Board
New York, NY
January 27, 2017

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Terra Income Fund 6, Inc. and its affiliated companies. This notice supersedes any other privacy notice you may have received from Terra Income Fund 6, Inc.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
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Authorized Employees of Terra Income Advisors.   It is our policy that only authorized employees of our Terra Income Advisors who need to know your personal information will have access to it.

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Service Providers.   We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

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Courts and Government Officials.   If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. TERRA INCOME FUND 6 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TERRA INCOME FUND 6, INC. FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 23, 2017 The undersigned stockholder of Terra Income Fund 6, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints [Michael S. Cardello] and Gregory M. Pinkus, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Thursday, March 23, 2017 at 11:00 a.m., Eastern Time at the Company’s principal executive offices, located at 805 Third Avenue, 8th Floor, New York, NY 10022. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR the Nominees listed in Proposal No. 1 and FOR ratification of the appointment of KPMG in Proposal No. 2. Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope. (CONTINUED ON REVERSE SIDE) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held March 23, 2017. This Proxy Statement and our 2016 Annual Report to Stockholders are available at http://www.viewproxy.com/www/tcp-us/2017

1. The election of the following persons (except as marked to the contrary) as Class II directors, who will serve as directors of Terra Income Fund 6, Inc. until 2020, or until his successor is duly elected and qualified. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t CONTROL NUMBER FOR AGAINST ABSTAIN o o o FOR AGAINST WITHHOLD AUTHORITY o o o o o o I plan on attending the meeting o IMPORTANT: Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner. Date: _________________________________________________________ _____________________________________________________________ Signature _____________________________________________________________ Signature (if held jointly) 2. Ratification of the appointment of KPMG LLP to act as independent registered public accounting firm for the fiscal year ending September 30, 2017. 3. To vote upon such other business as may properly come before the Annual Meeting of Shareholders, or any postponement or adjournment thereof. PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/TIF6 Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. CONTROL NUMBER NOMINEE 01 Bruce D. Batkin 02 Robert E. Marks